 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 31, 1994

                                             REGISTRATION NO. 33-
_______________________________________________________________________________

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               __________________
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                               __________________
                       HAWAIIAN ELECTRIC INDUSTRIES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                  HAWAII                                  99-0208097
       (STATE OR OTHER JURISDICTION                    (I.R.S. EMPLOYER
     OF INCORPORATION OR ORGANIZATION)                IDENTIFICATION NO.)

                              900 RICHARDS STREET
                             HONOLULU, HAWAII 96813
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)
                               __________________
                          HAWAIIAN ELECTRIC INDUSTRIES
                            RETIREMENT SAVINGS PLAN
                              (FULL TITLE OF PLAN)
                               __________________
                               ROBERT F. MOUGEOT
                              900 RICHARDS STREET
                             HONOLULU, HAWAII 96813
                    (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                 (808) 543-7750
         (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                                    COPY TO:
                              DAVID J. REBER, ESQ.
                        GOODSILL ANDERSON QUINN & STIFEL
                                 P.O. BOX 3196
                             HONOLULU, HAWAII 96801
                               __________________

                        CALCULATION OF REGISTRATION FEE

=========================================================================================================

                                         PROPOSED  MAXIMUM     PROPOSED MAXIMUM
TITLE OF SECURITIES      AMOUNT TO BE    OFFERING PRICE PER    AGGREGATE OFFERING        AMOUNT OF
TO BE REGISTERED          REGISTERED         SHARE(1)               PRICE(1)         REGISTRATION FEE(1)
- ---------------------------------------------------------------------------------------------------------
Common Stock            350,000 Shares       $33 3/8               $11,681,250             $4029
(without par value)(2)
- ---------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h) based upon the average of the high and low prices reported in the consolidated reporting system for the New York Stock Exchange on March 25, 1994.

(2) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Hawaiian Electric Industries Retirement Savings Plan.

  As permitted pursuant to Rule 429 under the Securities Act of 1933, the Prospectus covering the securities that are registered hereby is a combined prospectus which relates to the shares registered pursuant to this Registration Statement and pursuant to Registration Statement No. 33-43892.

_______________________________________________________________________________

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.  PLAN INFORMATION*

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*
_________

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed by Hawaiian Electric Industries, Inc. ("HEI" or the "Company") with the Securities and Exchange Commission (the "Commission") under the Securities Exchange Act of 1934 (the "Exchange Act") are incorporated herein by reference: (1) The Company's Annual Report on Form 10-K for the year ended December 31, 1993; (2) The Plan's Annual Report on Form 11-K, which contains audited financial statements for the Plan for the Plan's year ended December 31, 1993; (3) The Company's Proxy Statement dated March 10, 1994 filed pursuant to Section 14 of the Exchange Act in connection with the Company's 1994 Annual Meeting of Stockholders; (4) The description of the Common Stock of the Company contained in the Registration for such Common Stock filed under Section 12 of the Exchange Act, and in past and future amendments thereto and in those portions of periodic reports filed under the Exchange Act for the purpose of updating such description, as such description has most recently been updated in the Company's Current Report on Form 8-K dated March 30, 1994; and (5) All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered hereby have been sold or which deregisters all securities then remaining unsold.

     Any statement contained in this Registration Statement or in any document incorporated herein by reference (each referred to as an "Incorporated Document") shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement in this Registration Statement or any subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Richard T. Ishida, a partner of the law firm of Goodsill Anderson Quinn & Stifel, counsel for the Company, is a director of Hawaii Electric Light Company,
Inc., an indirect subsidiary of the Company.   Goodsill Anderson Quinn & Stifel
has rendered an opinion (filed as an Exhibit to this Registration Statement) as to the legality of the securities being registered.

ITEM 6 .  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Restated Articles of Incorporation of HEI provide that HEI will indemnify any person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending or completed action, suit or proceeding to which such person is a party or is threatened to be made a party by reason of being or having been a director, officer, employee or agent of HEI, provided that such person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of HEI, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. With respect to an action brought by or in the right of HEI in which such person is adjudged to be liable for negligence or misconduct in performance of that person's duty to HEI, indemnification may be made only to the extent deemed fair and reasonable in view of all the circumstances of the case by the court in which the action was brought or any other having jurisdiction. The indemnification provisions in the Restated Articles of

Incorporation were authorized at the time of their adoption by the applicable provisions of the Hawaii Revised Statutes, and substantially similar authorizing provisions are currently set forth in Section 415-5 of the Hawaii Revised Statutes.

     At HEI's annual meeting of stockholders held on April 18, 1989, the stockholders adopted a proposal authorizing HEI to enter into written indemnity agreements with its officers and directors. Pursuant to such authority, HEI has entered into agreements of indemnity with certain of its officers and directors. The agreements provide for mandatory indemnification of officers and directors to the fullest extent authorized or permitted by law, which could among other things protect officers and directors from certain liabilities under the Securities Act of 1933. Indemnification under the agreements may be provided without a prior determination that an officer or director acted in good faith or in the best interests of the Company, and without prior court approval of indemnification of an officer or director adjudicated liable in a shareholder's derivative action. The agreements provide for indemnification against expenses (including attorneys' fees), judgments, fines and settlement amounts in connection with any action by or in the right of the Company.

     Under a directors' and officers' liability insurance policy, directors and officers are insured against certain liabilities, including certain liabilities under the Securities Act of 1933.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.  EXHIBITS.

     The exhibits designated by an asterisk (*) are filed herein. The exhibits not so designated are incorporated by reference to the indicated filing.

     4(a)  Restated Articles of Incorporation of Hawaiian Electric
           Industries,  Inc. (previously filed as Exhibit 4(b) to
           Registration Statement on Form S-3 (Regis. No. 33-7895))
     4(b) Articles of Amendment of Hawaiian Electric Industries, Inc. filed June 30, 1990 (previously filed as Exhibit 4(b) to Registration Statement on Form S-3, Regis. No. 33-40813)
     4(c)  By-Laws of Hawaiian Electric Industries, Inc. (previously filed as
           Exhibit 4(c) to Registration Statement on Form S-8, Regis. No. 33-21761)
     4(d) Hawaiian Electric Industries Retirement Savings Plan (previously filed as Exhibit 4(d) to Registration Statement on Form S-8, Regis. No. 33-43892)
     4(e) Amendment No. 1 effective as of January 1, 1990 to Hawaiian Electric Industries Retirement Savings Plan (previously filed as Exhibit 4(e) to Registration Statement on Form S-8, Regis. No. 33-43892)
     4(f) Amendment 1990-1 effective as of January 1, 1990 to Hawaiian Electric Industries Retirement Savings Plan (previously filed as
           Exhibit 4(f) to Registration Statement on Form S-8, Regis. No. 33-43892)
     4(g) Amendment 1990-2 effective as of January 1, 1990 to Hawaiian Electric Industries Retirement Savings Plan (previously filed as
           Exhibit 4(g) to Registration Statement on Form S-8, Regis. No. 33-43892)

     4(h) Amendment 1990-3 effective as of January 1, 1990 to Hawaiian Electric Industries Retirement Savings Plan (previously filed as
           Exhibit 4(h) to Registration Statement on Form S-8, Regis. No. 33-43892)
    *4(i) Amendment 1992-1 effective as of January 1, 1992 to Hawaiian Electric Industries Retirement Savings Plan
    *4(j) Amendment 1993-1 effective as of April 1, 1993 to Hawaiian Electric Industries Retirement Savings Plan
    *4(k) Amendment 1993-2 effective as of January 1, 1993 to Hawaiian Electric Industries Retirement Savings Plan
     4(l) Trust Agreement dated as of November 28, 1988 between Hawaiian Electric Industries, Inc. and Fidelity Management Trust Company (previously filed as Exhibit 4(i) to Registration Statement on
           Form S-8, Regis. No. 33-43892)
     4(m) Amendment dated as of January 1, 1990 to Trust Agreement dated as of November 28, 1988 between Hawaiian Electric Industries, Inc.
           and Fidelity Management Trust Company (previously filed as Exhibit 4(j) to Registration Statement on Form S-8, Regis. No.33-43892)
    *4(n) Second Amendment to Trust Agreement dated as of January 1, 1994 to Trust Agreement dated as of November 28, 1988 between Hawaiian Electric Industries, Inc. and Fidelity Management Trust Company
    *4(o) Third Amendment to Trust Agreement dated as of March 15, 1994 to Trust Agreement dated as of November 28, 1988 between Hawaiian Electric Industries, Inc. and Fidelity Management Trust Company
     4(p) Trust Agreement effective as of January 1, 1990 among Hawaiian Electric Industries, Inc. and Constance H. Lau and Peter C. Lewis, as trustees (previously filed as Exhibit 4(k) to Registration Statement on Form S-8, Regis. No. 33-43892)
    *4(q) Amendment effective as of January 1, 1994 to Trust Agreement effective as of January 1, 1990 among Hawaiian Electric Industries, Inc. and Constance H. Lau and Peter C. Lewis, as trustees
     4(r) Trust agreement effective as of January 1, 1990 between Hawaiian Electric Industries, Inc. and Hawaiian Trust Company, Limited (previously filed as Exhibit 4(l) to Registration Statement on
           Form S-8, Regis. No. 33-43892)
    *4(s) Amendment 1992-2 effective as of May 11, 1992 to Hawaiian Electric Industries Retirement Savings Plan
    *5     Opinion of Goodsill Anderson Quinn & Stifel (including consent)
    *23(a) Consent of KPMG Peat Marwick
    *23(b) Consent of Goodsill Anderson Quinn & Stifel (included in
           Exhibit 5)
    *24    Power of Attorney

     The registrant hereby undertakes to submit the Plan and any amendments thereto to the Internal Revenue Service ("IRS") in a timely manner and will make all changes required by the IRS in order to qualify the Plan.

ITEM 17. UNDERTAKINGS

     The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933, unless the information required to be included in such post-effective amendment is contained in a periodic report filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 and incorporated by reference in this Registration Statement;

               (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement, unless the information required to be included in such post-effective amendment is contained in a periodic report filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 and incorporated by reference in this Registration Statement; and

               (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement;

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the provisions described under Item 6, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City and County of Honolulu, State of Hawaii, on the 31st day of March, 1994.


                                              HAWAIIAN ELECTRIC INDUSTRIES, INC.


                                              By /s/ Robert F. Mougeot
                                                 ---------------------------
                                                 Robert F. Mougeot
                                                 Financial Vice President
                                                 and Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


     SIGNATURES                   TITLE                          DATE
     ----------                   -----                          ----


   ROBERT F. CLARKE*             President and Director          March 31, 1994
- -------------------------          (Chief Executive Officer)
   Robert F. Clarke


   ROBERT F. MOUGEOT*            Financial Vice President        March 31, 1994
- -------------------------          and Chief Financial
   Robert F. Mougeot               Officer (Principal
                                   Financial Officer)



   CURTIS Y. HARADA*             Controller (Principal           March 31, 1994
- -------------------------           Accounting Officer)
   Curtis Y. Harada


   EDWIN L. CARTER*                 Director                     March 31, 1994
- -------------------------
   Edwin L. Carter


   JOHN D. FIELD*                   Director                     March 31, 1994
- -------------------------
   John D. Field


   RICHARD HENDERSON*               Director                     March 31, 1994
- -------------------------
   Richard Henderson


   BEN F. KAITO*                    Director                     March 31, 1994
- -------------------------
   Ben F. Kaito


          SIGNATURES                TITLE              DATE
          ----------                -----              ----


        VICTOR HAO LI*             Director       March 31, 1994
- ------------------------------
        Victor Hao Li


        BILL D. MILLS*             Director       March 31, 1994
- ------------------------------
        Bill D. Mills


        A. MAURICE MYERS*          Director       March 31, 1994
- ------------------------------
        A. Maurice Myers


        RUTH M. ONO*               Director       March 31, 1994
- ------------------------------
        Ruth M. Ono


                                   Director
- ------------------------------
        Diane J. Plotts


                                   Director
- ------------------------------
        Oswald K. Stender


        KELVIN H. TAKETA*          Director        March 31, 1994
- ------------------------------
        Kelvin H. Taketa


        THURSTON TWIGG-SMITH*      Director        March 31, 1994
- ------------------------------
        Thurston Twigg-Smith


        JEFFREY N. WATANABE*       Director        March 31, 1994
- ------------------------------
        Jeffrey  N. Watanabe


        HARWOOD D. WILLIAMSON*     Director        March 31, 1994
- ------------------------------
        Harwood D. Wiliamson


*By   /s/ Robert F. Mougeot
   ---------------------------
          Robert F. Mougeot
    For himself and as Attorney-In-Fact for the
    above mentioned officers and directors

      THE PLAN. Pursuant to the requirements of the Securities Act of 1933, trustees (or other persons who administer the employee benefit plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunder duly authorized, in the City and County of Honolulu, State of Hawaii, on the 31st day of March, 1994.

                                   Hawaiian Electric Industries Retirement
                                   Savings Plan

                                   By  HEI Pension Investment Committee
                                       Its Named Fiduciary

                                   By  /s/ Robert F. Mougeot
                                       -------------------------
                                       Robert F. Mougeot
                                       Its Chairman

                                   By  /s/ Constance H. Lau
                                       -------------------------
                                       Constance H. Lau
                                       Its Asset Manager and Secretary

                                 EXHIBIT INDEX

      The exhibits designated by an asterisk (*) are filed herein. The exhibits not so designated are incorporated by reference to the indicated filing.

                                                                                 Sequentially
Exhibit                                                                            Numbered
Number                            Description                                        Page
- ------                            -----------                                    ------------
 4(a)  Restated Articles of Incorporation of Hawaiian Electric Industries, Inc.
       (previously filed as Exhibit 4(b) to Registration Statement on Form S-3,
       Regis. No. 33-7895)

 4(b)  Articles of Amendment of Hawaiian Electric Industries, Inc. filed June
       30, 1990 (previously filed as Exhibit 4(b) to Registration Statement on
       Form S-3, Regis. No. 33-40813)

 4(c)  By-Laws of Hawaiian Electric Industries, Inc. (previously filed as
       Exhibit 4(c) to Registration Statement on Form S-8,
       Regis. No. 33-21761)

 4(d) Hawaiian Electric Industries Retirement Savings Plan (previously filed as Exhibit 4(d) to Registration Statement on Form S-8, Regis.
       No. 33-43892)

 4(e)  Amendment No. 1 effective as of January 1, 1990 to Hawaiian Electric
       Industries Retirement Savings Plan (previously filed as Exhibit 4(e) to Registration Statement on Form S-8, Regis. No. 33-43892)

 4(f)  Amendment 1990-1 effective as of January 1, 1990 to Hawaiian Electric
       Industries Retirement Savings Plan (previously filed as Exhibit 4(f) to Registration Statement on Form S-8, Regis. No. 33-43892)

 4(g)  Amendment 1990-2 effective as of January 1, 1990 to Hawaiian Electric
       Industries Retirement Savings Plan (previously filed as Exhibit 4(g) to Registration Statement on Form S-8, Regis. No. 33-43892)

 4(h)  Amendment 1990-3 effective as of January 1, 1990 to Hawaiian Electric
       Industries Retirement Savings Plan (previously filed as Exhibit 4(h) to Registration Statement on Form S-8, Regis. No. 33-43892)

*4(i)  Amendment 1992-1 effective as of January 1, 1992 to Hawaiian Electric
       Industries Retirement Savings Plan

*4(j)  Amendment 1993-1 effective as of April 1, 1993 to Hawaiian Electric
       Industries Retirement Savings Plan

*4(k)  Amendment 1993-2 effective as of January 1, 1993 to Hawaiian Electric
       Industries Retirement Savings Plan

 4(l)  Trust Agreement dated as of November 28, 1988 between Hawaiian Electric
       Industries, Inc. and Fidelity Management Trust Company (previously filed as Exhibit 4(i) to Registration Statement on Form S-8,
       Regis. No. 33-43892)

 4(m) Amendment dated as of January 1, 1990 to Trust Agreement dated as of November 28, 1988 between Hawaiian Electric Industries, Inc. and
        Fidelity Management Trust Company (previously filed as Exhibit 4(j) to
        Registration Statement on Form S-8, Regis. No. 33-43892)

*4(n)   Second Amendment to Trust Agreement dated as of January 1, 1994 to Trust
        Agreement dated as of November 28, 1988 between Hawaiian Electric
        Industries, Inc. and Fidelity Management Trust Company

*4(o)   Third Amendment to Trust Agreement dated as of March 15, 1994 to Trust
        Agreement dated as of November 28, 1988 between Hawaiian Electric
        Industries, Inc. and Fidelity Management Trust Company

 4(p)   Trust Agreement effective as of January 1, 1990 among Hawaiian Electric
        Industries, Inc. and Constance H. Lau and Peter C. Lewis, as trustees
        (previously filed as Exhibit 4(k) to Registration Statement on Form S-8,
        Regis. No. 33-43892)

*4(q) Amendment effective as of January 1, 1994 to Trust Agreement effective as of January 1, 1990 among Hawaiian Electric Industries, Inc. and
        Constance H. Lau and Peter C. Lewis, as trustees

 4(r)   Trust agreement effective as of January 1, 1990 between Hawaiian
        Electric Industries, Inc. and Hawaiian Trust Company, Limited
        (previously filed as Exhibit 4(l) to Registration Statement on
        Form S-8, Regis. No. 33-43892)

*4(s)   Amendment 1992-2 effective as of May 11, 1992 to Hawaiian Electric
        Industries Retirement Savings Plan

*5      Opinion of Goodsill Anderson Quinn & Stifel (including consent)

*23(a)  Consent of KPMG Peat Marwick

*23(b)  Consent of Goodsill Anderson Quinn & Stifel (included in Exhibit 5)

*24     Power of Attorney

                                       2